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                                                                    EXHIBIT 99.7

                            PAYING AGENCY AGREEMENT


          PAYING AGENCY AGREEMENT, dated as of October __, 1997 (this

"Agreement"), among Chase Manhattan Bank Luxembourg S.A. ("Chase Luxembourg", or
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in its capacity as paying agent hereunder, the "Luxembourg Paying Agent"), Chase
                                                -----------------------
Manhattan Bank, as paying agent (individually, "Chase", or in its capacity as
                                                -----
paying agent, the "Principal Paying Agent") under the Indenture (as defined
                   ----------------------
below), Terra Nova Insurance (UK) Holdings plc (the "Issuer"), and Terra Nova
                                                     ------
(Bermuda) Holdings Ltd. ("Bermuda Holdings").


                              W I T N E S S E T H:

          WHEREAS, the Issuer and Bermuda Holdings, have entered into an indenture with Chase, as trustee (the "Trustee"), dated as of August 26, 1997 (the "Indenture"), pursuant to which the Issuer issued an aggregate principal
      ---------
amount of US$75,000,000 of its 7.2% Senior Notes due 2007, fully and unconditionally guaranteed by Bermuda Holdings (the "Senior Notes"; capitalized
                                                     ------------
terms used herein without other definition have the respective meanings specified in the Indenture);

          WHEREAS, pursuant to a deposit and custody agreement, dated as of August 26, 1997 (the "Depositary Agreement"), by and among the Issuer, Bermuda
                      --------------------
Holdings, the Trustee, Chase, as depositary (the "Depositary"), and Chase
                                                  ----------
Luxembourg, as custodian (the "Custodian"), among other things, the Custodian
                               ---------
agreed to accept custody of the Global Notes from the Trustee as instructed by the Issuer and to act as Custodian thereof on behalf of the Depositary in accordance with the terms therein;

          WHEREAS, pursuant to the Indenture, the Issuer has appointed the Trustee as a paying agent and may appoint additional paying agents to which Senior Notes may be presented or surrendered for payment, which additional paying agents shall be subject to the terms of the Indenture;

          WHEREAS, the Issuer desires to appoint Chase Luxembourg as a paying agent, and Chase Luxembourg desires to accept such appointment;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises expressed herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and
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among the Issuer, Bermuda Holdings, the Luxembourg Paying Agent and the
Principal Paying Agent as follows:

          1.  Appointment of Luxembourg Paying Agent.  The Issuer hereby
              --------------------------------------
appoints and designates Chase Luxembourg, and by execution hereof Chase Luxembourg hereby accepts such appointment and designation as the Luxembourg Paying Agent, to receive the payments on the terms and conditions herein set forth.

          2.  The Payments by the Issuer.  Interest on the Senior Notes is
              --------------------------
payable by the Issuer semi-annually on each February 15 and August 15, commencing February 15, 1998 (each, a "Semi-annual Payment Date"). The Senior
                                       ------------------------
Notes will mature on August 15, 2007. Pursuant to the terms of the Indenture, so long as the Issuer has one or more paying agents on the Senior Notes, the Issuer shall, at least one Business Day before the due date for the payment of principal of and any premium and interest on the Senior Notes (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof), deposit with the Principal Paying Agent (or any other paying agent appointed in accordance with the Indenture) a sum in same day funds sufficient to pay such principal, premium and interest to become due on the Senior Notes (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof), such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest on the Senior Notes and the Issuer will promptly notify the Trustee of such action or any failure so to act. For purposes of this Agreement, "Principal Paying Agent" shall refer to the Trustee or any other paying agent appointed in accordance with the Indenture to whom the Issuer shall make a deposit pursuant to the terms of this Section 2.

          3.   Payments by the Luxembourg Paying Agent.  The Luxembourg Paying
               ---------------------------------------
Agent acting through its office shall make payments of principal and interest in respect of the Senior Notes in accordance with the terms of the Indenture and the Senior Notes; provided, however, that:

     (a) if any Definitive Senior Note is presented or surrendered for payment to the Luxembourg Paying Agent and the Luxembourg Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, the Luxembourg Paying Agent shall forthwith notify the Issuer and the Guarantor of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and has received the amount to be so paid; and

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     (b)  the Luxembourg Paying Agent shall cancel each Definitive Senior Note against surrender of which it has made full payment and shall deliver each Definitive Senior Note so cancelled by it to the Trustee.

          4. Reimbursement by Principal Paying Agent.  If the Luxembourg Paying
             ---------------------------------------
Agent makes any payment in accordance with Section 3:

     (a) it shall notify the Principal Paying Agent of the amount so paid by it and the certificate or serial number of the Definitive Senior Note or Global Receipt against presentation or surrender of which payment of principal or interest was made; and

     (b) the Principal Paying Agent shall pay to the Luxembourg Paying Agent out of the funds received by the Principal Paying Agent under Section 2, an amount equal to the amount so paid by the Luxembourg Paying Agent.

          5. Reimbursement by Issuer.  If the Luxembourg Paying Agent makes a
             -----------------------
payment in respect of the Senior Notes at a time which the Principal Paying Agent has not received the full amount of the relevant payment due to it under
Section 2 and the Principal Paying Agent is not able out of the funds received by it under Section 2 to reimburse the Luxembourg Paying Agent therefor by payment under Section 4, the Issuer or Bermuda Holdings shall from time to time on demand pay to the Principal Paying Agent for the account of the Luxembourg Paying Agent the amount so paid out by the Luxembourg Paying Agent and not so reimbursed to it; provided, however, that the Issuer shall not reimburse the Principal Paying Agent for amounts reimbursed to the Luxembourg Paying Agent in the case of the Principal Paying Agent's or the Luxembourg Paying Agent's gross negligence or willful misconduct.

          6.   Partial Payments.  If any time and for any reason the Luxembourg
               ----------------
Paying Agent makes a partial payment in respect of any Senior Note presented for payment to it, the Luxembourg Paying Agent shall endorse thereon a statement indicating the amount and date of such payment.

          7.   Covenants.  The Luxembourg Paying Agent agrees to:
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     (a)  hold all sums held by it for the payment of the principal of and any premium and interest on the Senior Notes (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof) in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

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     (b)  give the Trustee notice of any default by the Issuer or Bermuda
Holdings (or any other obligor upon the Senior Notes) in the making of any payment of principal and any premium and interest on the Senior Notes (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof);

     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Luxembourg Paying Agent;

     (d) acknowledge, accept and agree to comply in all respects with the provisions of the Indenture relating to the duties, rights and obligations of the Luxembourg Paying Agent;

     (e) maintain a paying agent office for payments in Luxembourg, and notify in writing the Issuer, Bermuda Holdings, the Trustee, and the Principal Paying Agent of any change of address of such office or if the Luxembourg Paying Agent shall at any time cease or is otherwise unable to act as paying agent in the Grand Duchy of Luxembourg; and

     (f) make available to the Principal Paying Agent such information as is reasonably required for the maintenance of any records required to be maintained under the Indenture.

          8.  Concerning the Luxembourg Paying Agent.
              --------------------------------------

     (a) The Luxembourg Paying Agent shall not be liable, except to the extent of its own gross negligence or willful misconduct and, except as aforesaid, the Issuer and Bermuda Holdings shall indemnify and hold the Luxembourg Paying Agent harmless (and any successor paying agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement, except to the extent such losses, liabilities, claims, actions, damages and expenses arise out of the gross negligence or willful misconduct of the Luxembourg Paying Agent.

     (b) The Luxembourg Paying Agent shall be entitled to rely upon any certification, demand, notice instrument or other writing delivered to the Luxembourg Paying Agent by the Issuer, Bermuda Holdings or the Trustee without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Luxembourg Paying Agent may act in reliance upon any instrument or signature by the Issuer, Bermuda Holdings or the Trustee

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believed by the Luxembourg Paying Agent to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

     (c) The Luxembourg Paying Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in reliance on such advice.

     (d) The Luxembourg Paying Agent makes no representation or warranty and shall not at any time have any responsibility for, or liability or obligation in respect of, the legality, validity, binding effect, adequacy or enforceability of the Senior Notes, the performance and observance by the Issuer or Bermuda Holdings of its obligations under the Senior Notes or the recoverability of any sum of interest, arrears of interest, premium or principal due or to become due from the Issuer or Bermuda Holdings in respect of the Senior Notes.

     (e) The Luxembourg Paying Agent shall at no time have any responsibility for, or obligation or liability in respect of, the financial condition, creditworthiness, affairs, status or nature of the Issuer or Bermuda Holdings.

     (f) The Luxembourg Paying Agent shall at no time be liable for any act, default or omission of the Issuer or Bermuda Holdings under or in respect of the Senior Notes, except in connection with the Luxembourg Paying Agent's gross negligence or bad faith in performing its duties under Section 7(b).

     (g) The Luxembourg Paying Agent shall not be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Senior Note, or take any other action or omit to take any action under the Agreement which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

     (h) The Luxembourg Paying Agent shall not be liable for any acts or omissions made by a successor paying agent in connection with a matter arising wholly after the removal or resignation of the Luxembourg Paying Agent.

     (i) The Luxembourg Paying Agent may own and deal in any class of securities of the Issuer and its affiliates and in interests in the Senior Notes.

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     (j)  The Luxembourg Paying Agent may enter into other dealings with the
Issuer and its affiliates of any nature whatsoever.

     (k) The Luxembourg Paying Agent (and any successor paying agent) may at any time resign by delivering all amounts held by it to the Principal Paying Agent or, if the Principal Paying Agent shall have also resigned or the Issuer or Bermuda Holdings otherwise directs, any successor paying agent designated by the Issuer or Bermuda Holdings in writing, or to any court of competent jurisdiction, provided that the Luxembourg Paying Agent shall not resign within any 90-day period preceding a Semi-annual Payment Date. The Luxembourg Paying Agent's resignation will only take effect on the appointment of a successor which is qualified to act as a paying agent in Luxembourg.

     (l) Every successor to the Luxembourg Paying Agent shall execute and deliver to its predecessor, the Issuer and Bermuda Holdings an instrument in writing accepting its appointment hereunder, and thereupon, such successor paying agent, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; provided, that such successor paying agent such only become so vested if it is qualified to act as a paying agent in Luxembourg.

     (m) Any corporation into or with which the Luxembourg Paying Agent may be merged or consolidated shall be the successor of the Luxembourg Paying Agent without the execution or filing of any document or of any further act, except for such documents or actions which may be required in connection with qualification of such successor with the Luxembourg Stock Exchange.

          9.  Termination.  The Issuer or Bermuda Holdings may at any time
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terminate this Agreement or appoint additional paying agents to act as a paying agent, including as a Principal Paying Agent.

          10.  Trust Indenture Act.  This Agreement shall be subject to the
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terms of the Trust Indenture Act of 1939, as amended.

          11.    Counterparts.  This Agreement may be executed in any number
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of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          12.    Severability.  In case any one or more of the provisions
                 ------------
contained in this Agreement should be or become invalid, illegal or unenforceable in

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any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          13.    Notices.  Notices hereunder shall be mailed or delivered as
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follows:

          To the Principal Paying Agent:

                 The Chase Manhattan Bank
                 450 West 33rd Street
                 15th Floor
                 New York, New York 10001

                 Attention: Corporate Trust Administration
                 Telephone No.:         212-946-3352
                 Telecopy No.:          212-946-8177

          To the Luxembourg Paying Agent:

                 Chase Manhattan Bank Luxembourg S.A.
                 5 rue Plaetis
                 L-2338, Luxembourg

                 Attention: Corporate Trust Department
                 Telephone No.:         011-352-46-268-5223
                 Telecopy No.:          011-352-46-268-5380

          To the Issuer:

                 Terra Nova Insurance (UK) Holdings plc
                 Terra Nova House
                 41-43 Mincing Lane
                 London EC3R 7SP Great Britain

                 Attention: Company Secretary
                 Telephone No.:         011-44-171-283-3000
                 Telecopy No.:          011-44-171-283-1749

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          To Bermuda Holdings:

                 Terra Nova (Bermuda) Holdings Ltd.
                 Richmond House, 2nd Floor
                 12 Par-La-Ville Road
                 Hamilton HM 08, Bermuda

                 Attention: Secretary
                 Telephone No.:         809-292-7731
                 Telecopy No.:          809-292-7572

or as to each party at such other address as shall be designated by such party in a written notice to the other parties. Any communication so addressed and mailed or delivered to the Principal Paying Agent, the Luxembourg Paying Agent, Bermuda Holdings or the Issuer shall be deemed to be given when received.

          14.    Section Headings  .  The section headings in this Agreement are
                 ----------------
for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

          15.    Miscellaneous.  This Agreement shall be binding upon and inure
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solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except for Section 8 (with respect to a resignation by the Luxembourg Paying Agent). This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws provisions therein.

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                              TERRA NOVA INSURANCE (UK) HOLDINGS PLC


                              By:_______________________________________________
                                Name:
                                Title:


                              TERRA NOVA (BERMUDA) HOLDINGS LTD.


                              By:_______________________________________________
                                Name:
                                Title:


                              CHASE MANHATTAN BANK LUXEMBOURG S.A.,
                                as Luxembourg Paying Agent


                              By:_______________________________________________
                                Name:
                                Title:


                              THE CHASE MANHATTAN BANK,
                                as Principal Paying Agent


                              By:_______________________________________________
                                Name:
                                Title:

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